UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8‑K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 31, 2018
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OLD DOMINION FREIGHT LINE, INC.
(Exact name of registrant as specified in its charter)
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Virginia (State or other jurisdiction of incorporation)	0-19582 (Commission File Number)	56-0751714 (I.R.S. Employer Identification No.)

500 Old Dominion Way
Thomasville, North Carolina 27360
(Address of principal executive offices)
(Zip Code)

(336) 889-5000
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Executive Compensation Structure

On October 31, 2018, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Old Dominion Freight Line, Inc. (the “Company”) approved certain changes to the Company’s executive compensation program (the “Program”) effective for the fiscal year ending December 31, 2019. The actions taken by the Committee were part of the Committee’s continuing process of evaluating and refining the Program, which included consultation with the Company’s independent compensation consultant, Pearl Meyer & Partners, LLC (“Pearl Meyer”) and engagement with various shareholders. The Committee carefully considered the results of the advisory Say-on-Pay proposal vote at the Company’s 2018 Annual Meeting of Shareholders and, following multiple discussions and meetings with Company management and Pearl Meyer, modified the design of the Program for its executive officers, including its named executive officers, for fiscal 2019. The following Program changes will be effective as of January 1, 2019: (i) the long-term equity component will include a new annual grant of performance-based restricted stock units (“PBRSUs”), in addition to the existing annual grants of restricted stock awards (“RSAs”); (ii) the annual base salary component will be increased for most of our named executive officers; and (iii) the incentive cash bonus component under the Company’s Performance Incentive Plan (“PIP”) will be subject to an additional cap that further limits the total amount that may be paid to a participant under the PIP. Each of these components is described in more detail below.

(i) Long-Term Equity Compensation: Each named executive officer will be eligible to be granted an RSA under the Company’s 2016 Stock Incentive Plan (the “Stock Plan”), with the number of shares of the Company’s common stock, $0.10 par value per share (the “Common Stock”), subject to such RSA representing a percentage of the officer’s base salary for the year in which the grant is made (such dollar amount, the “Award Amount”). The RSAs will vest in equal annual amounts over a three-year period, subject to continued employment. The amount of the RSAs may range from 0% to 100% of each officer’s base salary for the year in which the grant is made based on the operating ratio performance of the Company. If a minimum performance threshold for operating ratio is not achieved, then no RSA grants will be made to such officers.

Each named executive officer will also be eligible to be granted a PBRSU under the Stock Plan, with the value of the target number of shares of Common Stock equal to the Award Amount. The vesting of the PBRSUs will be tied to the achievement of pre-tax income performance targets established by the Committee over a one-year performance period, with one-third of the PBRSUs vesting following the conclusion of the performance period (to the extent the performance target is met) and an additional one-third of the PBRSUs vesting on each anniversary thereafter, subject to continued employment. Based on actual Company performance, the amount of the PBRSUs may range from 0% to 200% of each officer’s base salary for the year in which the grant is made. If a minimum performance threshold for pre-tax income is not achieved, then no Common Stock will be awarded to such officers pursuant to the PBRSU grants.

The PBRSU and RSA grants will be subject to the terms and conditions of the Stock Plan and the applicable forms of award agreement.

(ii) Base Salary and Cash Incentive Compensation: In connection with the Program changes discussed above, for fiscal year 2019, the Committee has established annual base salaries and PIP participation factors for our named executive officers as follows:

Named Executive Officer	2019 Base Salary	2019 PIP Participation Factor
Earl E. Congdon	$400,000	0.35%
David S. Congdon	$730,000	0.60%
Greg C. Gantt	$730,000	0.60%
Kevin M. Freeman	$550,000	0.30%
Adam N. Satterfield	$465,000	0.22%

(iii) Performance Incentive Plan: In connection with the Program changes discussed above, the Committee also determined that it was appropriate and in the best interests of the Company to establish an additional cap that further limits the total amount that may be paid under the PIP to any participant with the title of Senior Vice President or higher (including all of the Company’s named executive officers). While the PIP currently limits the maximum amount of the participation factor that may be granted to such an individual in any one performance period to 1.5% of the Company’s income before tax and the effects, if any, of a change in accounting principle, extraordinary items or discontinued operations, the Committee has further established that in no event shall PIP payments per performance period exceed the lesser of 10x such participant’s base salary or the limit stated above.

Amended and Restated Change of Control Severance Plan for Key Executives

On October 31, 2018, the Board, upon the recommendation of the Committee, approved the Change of Control Severance Plan for Key Executives (As Amended and Restated Effective October 31, 2018) (the “Severance Plan”). The Severance Plan is an amendment and restatement of the Change of Control Severance Plan originally adopted effective May 16, 2005 and previously amended and restated effective January 1, 2009 (the “Prior Plan”). Messrs. Earl E. Congdon, Gantt, Freeman and Satterfield are participants in the Severance Plan. The Committee determined that Mr. David S. Congdon should not participate in the Severance Plan, as his employment agreement generally provides for change of control termination benefits.

Under the Severance Plan, in the event a participant’s employment is terminated as a result of a compensation continuance termination event (termination of the participant’s employment by the Company for any reason other than for cause (as defined in the Severance Plan), death or total disability, or by the participant for good reason (as defined in the Severance Plan)) occurring within 36 months following a change of control (as defined in the Severance Plan), the participant will be entitled to receive the following benefits: (i) base salary through the last day of the month in which the termination date occurs; (ii) a cash payment in lieu of any accrued but unused vacation through the termination date; (iii) any unreimbursed business expenses incurred through the termination date; (iv) any earned but unpaid cash incentive bonus amounts; (v) any payments and benefits to which the participant is entitled pursuant to the terms of any employee benefit or compensation plan or program in which the participant participates or participated; (vi) a monthly severance benefit equal to the participant’s monthly termination compensation during the 12-calendar month period following the termination date; and (vii) continued participation in the Company welfare benefit plans until the earlier of the participant’s death or the last day of the 24-calendar month period following the termination date. The monthly termination compensation is an amount equal to: two and one-half (2.5) times the sum of the participant’s base salary and bonus amount for participants with the title of Senior Vice President or higher (excluding the Chief Executive Officer), and three (3) times the sum of the participant’s base salary and bonus amount for the Chief Executive Officer, in each case divided by twelve (12). Base salary and bonus amount generally means the sum of: (i) the participant’s base salary on an annualized basis, plus (ii) a 3-year lookback average of the cash bonuses earned by the participant. Any eligible key executive who was a participant in the Prior Plan on October 30, 2018 and was eligible based on years of service under the terms of the Prior Plan to 36 months of severance shall be entitled to the greater of the termination compensation benefits under the Severance Plan or the terms of the Prior Plan. As a result, based on their prior service to the Company, each of Messrs. Earl E. Congdon, Gantt and Freeman qualify for 36 months of severance. In no event, however, shall the termination compensation for any participant exceed an aggregate amount equal to three (3) times the sum of a participant’s base salary and bonus amount.

All payments of benefits to a participant under the Severance Plan are subject to the participant’s compliance with certain confidentiality, non-compete, non-solicit, and non-disparagement provisions during and following the termination of employment with the Company. The participant’s rights, if any, with respect to any phantom stock awards, restricted stock awards, restricted stock units and/or other equity awards granted to such participant under any Company equity-based incentive plans shall be as determined under the applicable incentive plan and award agreement(s). All payments and benefits made to a participant under the Severance Plan will be subject to any recoupment, “claw back” or similar policy or arrangement adopted by the Board, and any similar provisions under applicable law.

The foregoing summary of the material terms of the Severance Plan is qualified in its entirety by reference to the copy of the Severance Plan attached hereto as Exhibit 10.19.12 and incorporated herein by reference.

Item 8.01.    Other Events.

On November 1, 2018, the Company issued a press release announcing that the Board has declared a quarterly cash dividend of $0.13 per share of Common Stock, payable on December 20, 2018, to shareholders of record at the close of business on December 6, 2018. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.    Description

10.19.12	Old Dominion Freight Line, Inc. Change of Control Severance Plan for Key Executives (As Amended and Restated Effective October 31, 2018)

99.1	Press Release dated November 1, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD DOMINION FREIGHT LINE, INC.
By:	/s/ Kimberly S. Maready
Kimberly S. Maready Vice President - Accounting & Finance (Principal Accounting Officer)

Date:	November 1, 2018